UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

ALMOST FAMILY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-09848	06-1153720
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

9510 Ormsby Station Road, Suite 300, Louisville, KY 40223
(Address of principal executive offices)

(502) 891-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2009, Almost Family, Inc. (the “Company”) entered into a Distribution Agreement with J.P. Morgan Securities Inc. (“JPMS”) pursuant to which the Company may offer and sell from time to time through JPMS, as the Company’s distribution agent, up to 1,600,000 shares of the Company’s common stock having an aggregate gross sales price of up to $50,000,000. The shares will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-155051), which became effective on December 12, 2008 (the “Registration Statement”).

Under the Distribution Agreement, the Company will designate the minimum price and maximum number of shares to be sold through JPMS on any given trading day or over a specified period of trading days, and JPMS will use commercially reasonable efforts to sell such shares on such days, subject to certain conditions. Sales of the shares, if any, will be made by means of ordinary brokers’ transaction on the NASDAQ Global Market at market prices or as otherwise agreed with JPMS. The Company may also offer to sell shares directly to JPMS, as principal for its own account, in which case the Company and JPMS will enter into a separate agreement containing the terms agreed to by the parties relating to such sale. JPMS will receive from the Company a commission equal to 2.5% of the gross sales price per share for any shares sold through it as distribution agent under the Distribution Agreement.

The Company is not obligated to sell and JPMS is not obligated to buy or sell any of the shares under the Distribution Agreement. No assurance can be given that the Company will sell any of the shares under the Distribution Agreement, or, if it does, as to the price or amount of common stock that it sells, or the dates when such sales will take place.

The Distribution Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the above description of certain terms of the Distribution Agreement is qualified in its entirety by reference to such exhibit. For a more detailed description of the Distribution Agreement, see the disclosure under the caption “Plan of distribution” contained in the Company’s prospectus supplement dated August 5, 2009 to the prospectus dated December 12, 2008, which has been filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In the ordinary course of their business, JPMS and/or their affiliates have in the past performed, and may continue to perform, investment banking, broker dealer, financial advisory or other services for us for which they have received, or may receive, separate fees. Under our credit agreement, JPMorgan Chase Bank, N.A. is administrative agent and JPMS is sole bookrunner and sole lead arranger. To the extent proceeds from the sale of our common stock under the Distribution Agreement are used to repay borrowings under our credit agreement, JPMorgan Chase Bank will receive a portion of such proceeds.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 – Distribution Agreement dated August 5, 2009 between Almost Family,

Inc. and J.P. Morgan Securities Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 5, 2009	ALMOST FAMILY, INC.

By /s/ C. Steven Guenthner
C. Steven Guenthner
Senior Vice President and
Chief Financial Officer